UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 25, 2012
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

During the course of the Company's earnings conference call with analysts this morning, the Company disclosed the following additional information.

1.
The table below outlines the Company's return on equity for the periods indicated. The company believes that the non-GAAP measures presented below provide useful information by excluding those items that may not be indicative of the company's core operating results and that the GAAP and the non-GAAP measures should be considered together.

	Quarter ended						Year Ended
	September 30, 2012		September 30, 2011		June 30, 2012		September 30, 2012		September 30, 2011
	($ in thousands)
Net Income attributable to RJF, Inc. - GAAP basis	$83,325		$68,927		$76,350		$295,869		$278,353

Net Income attributable to RJF, Inc. - Non- GAAP basis (1)	$95,722		$65,808		$89,172		$334,160		$303,332

Average Equity - GAAP basis	$3,213,318		$2,573,141		$3,122,774		$3,037,789		$2,472,726

Average Equity - non-GAAP basis	$3,192,258	(2)	$2,585,630	(3)	$3,105,209	(2)	$3,027,259	(2)	$2,477,721	(3)

Return on Equity	10.4%		10.7%		9.8%		9.7%		11.3%

Return on Equity - non-GAAP basis	12.0%		10.2%		11.5%		11.0%		12.2%
(1) For a reconciliation of GAAP Net Income to non-GAAP Net Income, please see Form 8-K filed October 24, 2012 which is available on RAYMONDJAMES.COM and SEC.GOV.
(2) With respect to the Morgan Keegan acquisition, the non-GAAP adjustments exclude from the calculation of average equity: (1) the incremental interest expense the Company incurred on financings it executed in anticipation of the closing of the transaction (the adjustment is the interest from the date of issuance of the debt up to the April 2, 2012 closing date of the Morgan Keegan acquisition); (2) the one-time acquisition and integration costs incurred in the Morgan Keegan transaction which are non-recurring expenses; and, (3) the impact of additional common shares issued in anticipation of the closing date (the share adjustment is computed as the impact of the new shares issued from the date of their issuance until the closing date of the acquisition).
(3) The non-GAAP adjustment excludes from the calculation of average equity the income during the quarter ended September 30, 2011 on the auction rate securities repurchased and the total loss provision for auction rate securities incurred for the twelve months ended September 30, 2011.

2. The Company's estimate that to date it has achieved approximately 25% of the previously projected $60 to $80 million of synergies from the Morgan Keegan acquisition.

3. The Company's projection that net interest margins for RJ Bank for 2013 would be 340-350 basis points and RJ Bank net loan growth would be 9-11%.

4. The approximate components of commission revenues, investment banking revenues, client assets, financial assets under management and assets in non-managed accounts, as follows:

Breakdown of certain revenues for the six months ending September 30, 2012

Commissions & Fees by segment	% of Total
Private Client Group	80%
Capital Markets
Equity Capital Markets	7%
Fixed Income	13%

Investment Banking Revenue by type
Equity underwriting fees	40%
Mergers and acquisition fees	25%
Public Finance fees	25%
RJ Tax Credit Fund fees	10%

Breakout of client assets under administration at September 30, 2012

% of Total
Equities	50%
Fixed Income	35%
Cash, alternative investments, etc.	15%
Breakout of investments within financial assets under management at September 30, 2012

% of Total
Equities	70%
Fixed Income	30%
Breakout of investments within non-managed fee programs at September 30, 2012

% of Total
Equities	50%
Fixed Income	30%
Cash	15%
Other	5%

The information furnished herein is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: October 25, 2012	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer